                                                                     EXHIBIT 3.3

For Ministry Use Only                            Ontario Corporation Number
                                                           1334184

[LOGO APPEARS HERE]
    Ministry of
    Consumer and
    Commercial Relations


    CERTIFICATES
    This is to certify that these
    Articles are effective on

    January 01, 1999
    --------------------------------

    Director
    Business Corporation Act

--------------------------------------------------------------------------------
                           ARTICLES OF AMALGAMATION
                               STATUS DE FUSION


1.  The name of the amalgamated corporation is:

J U T V I S I O N   C A N A D A ,   I N C .



2.   The address of the registered office:


                     5405 Eglinton Avenue West, Suite 107
--------------------------------------------------------------------------------
   (Street & Number or R.R. Number & if Multi-Office Building give Room No.)

Toronto, Ontario                                                    M 9 C 5 K 6
--------------------------------------------------------------------------------
              (Name of Municipality or Post Office)   (Postal Code)




3.   Number (or minimum and maximum number) of directors is:


minimum one (1) maximum ten (10)


                                                                                        Resident
4.   The director(s) is/are:                                                            Canadian
                                   Residence address, giving street & No.               State
First Name, initials and surname   R.R. No., Municipality and Postal Code               Yes or No
----------------------------------------------------------------------------------------------------
Leonard McCurdy                    4198 Mississauga Road, Mississauga,                  Yes
Kevin McCurdy                      4198 Mississauga Road, Mississauga,                  Yes
Howard Field                       1 Chedington Place, Suite 9L, North                  Yes
                                   York, Ontario  M4N 3R4


                                                                              2.

5. (A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsections 176 (4) of the Business Corporations Act on the date set out below.

                 A               Check  Cocher                B
                [X]             A or B  A ou B               [_]

   (B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

        The articles of amalgamation in substance contain the provisions of the articles of incorporation of

--------------------------------------------------------------------------------
      and are more particularly set out in these articles.

   Names of amalgamating   Ontario Corporation Number  Date of Adoption/Approval
   corporations
--------------------------------------------------------------------------------

JUTVISION CANADA, INC.        1331733                        30/12/98

JUTVISION CORPORATION         1154207                        30/12/98

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

     NONE.



7. The classes and any maximum number of shares that the corporation is authorized to issue:

     The Amalgamated Corporation shall be authorized to issue an unlimited number of common shares and an unlimited number of preference shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of Droits, shares and directors authority with respect to any class of shares which may be issued in series:


Convertible Preferred Shares
----------------------------

The rights, preferences, privileges and restrictions granted to or imposed upon the Convertible Preferred Shares are as follows:

1.   Designation and Amount. The Convertible Preferred Shares shall be
     ----------------------
     designated as "Series B Convertible Preferred Shares" (the "Series B Preferred Shares"). The Amalgamated Corporation shall be authorized to issue an unlimited number of Series B Preferred Shares.

2.   Liquidation Rights.
     ------------------

     (a)  Treatment at Liquidation, Dissolution or Winding Up.
          ---------------------------------------------------

               In the event of any liquidation, dissolution or winding up of the affairs of the Amalgamated Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Shares shall not be entitled to receive any assets of the Amalgamated Corporation available for distribution to its Shareholders and all such assets shall be distributed rateably among the holders of the Common Shares.

3.   Conversion.
     ----------

     I. The holders of the Series B Preferred Shares shall have the conversion rights as follows:


          (a)  Right  to Convert: Conversion Price.  Each share of series B
               -----------------------------------
               Preferred Shares shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Amalgamated Corporation or any transfer agent for the Series B Preferred Shares, into one (1) Common Share of Jutvision Corporation (a "Delaware Common Share ").


          (b)  Mechanics of Conversion. Before any holder of Series B Preferred
               -----------------------
Shares shall be entitled to convert the same into Delaware Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Amalgamated Corporation or of any transfer agent for the Series B Preferred Shares, and shall give written notice to the Amalgamated Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for Delaware Common Shares to be issued. No fractional Delaware Common Shares shall be issued upon conversion of Series B Preferred Shares. The Amalgamated Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Shares, or to such holder's nominee or nominees, a certificate or certificates for the number of Delaware Common Shares to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Preferred Shares to be converted, and the person or persons entitled to receive the Delaware Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Delaware Common Shares on such date.

          (c)  Automatic Conversion
               --------------------

               (i) Each share of Series B Preferred Shares shall automatically be converted into Delaware Common Shares upon:

                      (A) The closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or prospectus under the Securities Act (Ontario), covering the offer and sale of Delaware Common Shares to the public with net proceeds to the Corporation of not less than US$15,000,000 (a "Qualified Initial Public Offering"); or

                      (B) The written election of the holder of not less than two-thirds in voting power of the then outstanding shares of Series B Preferred Shares to require such mandatory conversion; or

                      (C) The liquidation, dissolution or winding up of the affairs of the Amalgamated Corporation, whether voluntary or involuntary.

               (ii)   Upon the occurrence of an event specified in Section 3(c)
                      (i) hereof, all Series B Preferred Shares shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Amalgamated Corporation or the transfer agent for the Series B Preferred Shares, provided, however, that the Amalgamated Corporation shall not be obligated to issue a certificate or certificates evidencing the Delaware Common Shares into which such Series B Preferred Shares were convertible unless the certificate or certificates representing such Series B Preferred Shares being converted are either delivered to the Amalgamated Corporation or the transfer agent of the Series B Preferred Shares, or the holder notifies the Amalgamated Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an affidavit of loss and bond of indemnity agreement satisfactory to the Amalgamated Corporation to indemnify the Amalgamated Corporation from any loss incurred by it in connection therewith and, if the Amalgamated Corporation so elects, provides an appropriate indemnity.

               (iii) Upon the automatic conversion of the Series B Preferred Shares, each holder of Series B Preferred Shares shall surrender the certificate or certificates representing such holder's Series B Preferred Shares at the office of the Amalgamated Corporation or of the transfer agent for the Series B Preferred Shares. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Delaware Common Shares into which the Series B Preferred Shares surrendered were convertible on the date on which such automatic conversion occurred. No fractional Delaware Common Shares shall be issued upon the automatic conversion of Series B Preferred Shares.

4.   Voting Rights.
     --------------

          (a) Except as otherwise required by law or these Articles of Amalgamation, the holders of the Series B Preferred Shares and the holders of the Common Shares shall be entitled to notice of any shareholders' meeting and to vote together as a single class upon any matter submitted to the shareholders for a vote, on the following basis:

               (i) Holders of Common Shares shall have one (1) vote per Common Share held by them; and

               (ii) Holders of Series B Preferred Shares shall not be entitled to vote, except as set out in paragraph (b) below.

          (b) Notwithstanding the foregoing, the holders of Series B Preferred Shares shall vote as a separate class on any matters as to which a separate class vote is required by law.

          (c) Notwithstanding the foregoing, the holders of Series B Preferred Shares shall vote in the same manner as the holder of the Common Shares on any matters as to which a separate class vote is required by law.

5.   Covenants.  So long as ten percent (10%) of the original issued shares of
     ---------
     Series B Preferred Shares remain outstanding, unless there is given the written consent of at least two-thirds of the Series B Preferred Shares outstanding voting as a separate class, the Amalgamated Corporation shall not undertake any further amendments of its articles if such amendments would alter or change the preferences, voting power, qualifications or special or relative rights or privileges of the Series B Preferred Shares so as to affect the holders thereof in a materially adverse manner. The holders of two-thirds of the aggregate number of shares of Series B Preferred Shares outstanding may, by affirmative vote or consent as aforesaid, agree to a change or alteration by the Amalgamated Corporation in the preferences, voting powers, qualifications and special or relative rights and privileges of the Series B Preferred Shares or may waive the application thereof in any particular instance.

6.   No Reissuance of Series B Preferred Shares.  No Series B Preferred Shares
     ------------------------------------------
     or shares acquired by the Amalgamated Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Amalgamated Corporation shall be authorized to issue.

7.   Residual Rights.  All rights accruing to the outstanding shares of the
     ---------------
     Amalgamated Corporation not expressly provided for in the terms of the Series B Preferred Shares shall be vested in the Common Shares.

8.   Transfer of Stock; Pairing.
     ---------------------------

     (a) Subject to the restrictions on transfer of shares described in the Amalgamated Corporation's by-laws as amended from time to time, upon surrender to any transfer agent of the Amalgamated Corporation of a certificate of shares of the Amalgamated Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Amalgamated Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     (b) Until the limitations on transfer set forth in the Conversion and Pairing Agreement dated as of December 31, 1998 by and between the Amalgamated Corporation and Jutvision Corporation, a corporation incorporated under the laws of the State of Delaware (the "Parent Company"), as amended from time to time in accordance with the provisions thereof (the "Pairing

          Agreement") shall be terminated.

          (i) the Series B Preferred Shares that are paired pursuant to the Pairing Agreement with the Series B Common Stock of the Parent Company, par value $0.0001, shall not be transferable and shall not be transferred on the share transfer books of the Amalgamated Corporation, unless

                 A. A simultaneous transfer of the Series B Common Stock of the Parent Company is made by the same transferor to the same transferee for the same number of shares, or

                 B. Arrangements have been with the Parent Company for the acquisition by the transferee of a like number of shares of Series B Common Stock of the Parent Company and such shares are paired with the Series B Preferred Shares. Any purported transfer of Series B Preferred Shares in violation of this section 8 shall be void ab initio and the intended transferee shall acquire no rights in such shares of the Series B Preferred Shares.

          (ii) Each certificate evidencing ownership of Series B Preferred Shares of the Amalgamated Corporation that are paired pursuant to the pairing Agreement and issued and not cancelled prior to the effectiveness of the Pairing Agreement shall be deemed to evidence a like number of Series B Common Stock of the Parent Company.

          (iii) A legend shall be placed on the face of each certificate evidencing ownership of Series B Preferred Shares that are paired pursuant to the Pairing Agreement referring to the restrictions on transfer set forth herein.

     (c) Notwithstanding the foregoing, the Amalgamated Corporation may issue or transfer its Series B Preferred Shares to the Parent Company without regard to the restrictions of section 8.

                                                                              5.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

     The right to transfer shares of the Amalgamated Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Amalgamated Corporation without either:

     (a) the express sanction of the holders of at least sixty-six and two-thirds (66-2/3%) percent of the common shares of the Amalgamated Corporation for the time being outstanding expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least sixty-six and two-thirds (66-2/3%) percent of the common shares of the Amalgamated Corporation for the time being outstanding, or,

     (b) the express sanction of the directors of the Amalgamated Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments signed by a majority of the directors.

10.  Other provisions, if any, are:

     (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of the persons who, having been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty (50); two (2) or more persons who are joint registered holders of one (1) or more shares being counted as one (1) shareholder.

     (b) Any invitation to the public to subscribe for any shares or securities of the Corporation is hereby prohibited.

     (c)  The Corporation may purchase any of its common shares.

     (d) The board of directors may from time to time, in such amounts and on such terms as it deems expedient:

          (i)    borrow money on the credit of the Corporation;
          (ii) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations secured or unsecured) of the Corporation;
          (iii) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, moveable or immoveable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

     (e) The board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.


11. The statements required by subsection 178(2) of the Business Corporations Act are Attached as Schedule "A".

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

                                                                              6.
These articles are signed in duplicate.




Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.



   /s/ Leanard McCurdy                            /s/ Leanard McCurdy
     JUTVISION CANADA, INC.                          JUTVISION CORPORATION
               Leonard McCurdy,                               Leonard McCurdy,
                    Chairman                                       Chairman

                                 Schedule "A"

TO:       The Director
          Ministry of Consumer and Commercial Relations
          393 University Avenue
          Toronto, Ontario
          M5G 2M2

Re:       Amalgamation of Jutvision Canada, Inc. and Jutvision Corporation

          With reference to the above amalgamation, the undersigned director of JUTVISION CORPORATION hereby certifies, pursuant to subsection 178(2) of the Business Corporations Act that:

     (a) there are reasonable grounds for believing that each of the amalgamating corporations is, and the amalgamated corporation will be, able to pay their liabilities as they become due and the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     (b) there are reasonable grounds for believing that no creditor of the amalgamating corporations will be prejudiced by the amalgamation;

     (c) no creditors have notified JUTVISlON CORPORATION that they object to the present amalgamation; and

     (d) JUTVISlON CORPORATION has not given notice pursuant to paragraph 178(2) of the Business Corporations Act, since the requirements of that paragraph are not applicable in light of the fact that no creditors have notified JUTVISION CORPORATION that they object to the present amalgamation.

          DATED the 3lst day of December, 1998:



                                         /s/ Leonard McCurdy
                                         ----------------------------------
                                         Leonard McCurdy, Director

                                 Schedule "A"

TO:       The Director
          Ministry of Consumer and Commercial Relations
          393 University Avenue
          Toronto, Ontario
          M5G 2M2

Re:       Amalgamation of Jutvision Canada, Inc. and Jutvision Corporation

          With reference to the above amalgamation, the undersigned director of JUTVISION CANADA, INC. hereby certifies, pursuant to subsection 178(2) of the Business Corporations Act that:

     (a) there are reasonable grounds for believing that each of the amalgamating corporations is, and the amalgamated corporation will be, able to pay their liabilities as they become due and the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     (b) there are reasonable grounds for believing that no creditor of the amalgamating corporations will be prejudiced by the amalgamation;

     (c) no creditors have notified JUTVISlON CANADA, INC. that they object to the present amalgamation; and

     (d) JUTVISlON CANADA, INC. has not given notice pursuant to paragraph 178(2) of the Business Corporations Act, since the requirements of that paragraph are not applicable in light of the fact that no creditors have notified JUTVISION CANADA, INC. that they object to the present amalgamation.

          DATED the 3l/st/ day of December, 1998:


                                         /s/ Leonard McCurdy
                                        ------------------------------
                                         Leonard McCurdy, Director

                                 Schedule "B"

          AMALGAMATION AGREEMENT made as of the 31/st/ day of December, 1998, between JUTVISION CANADA, INC., a corporation incorporated under the laws of the Province of Ontario and JUTVISION CORPORATION, a corporation incorporated under the laws of the Province of Ontario;

          WHEREAS the parties have agreed to amalgamate and continue as one corporation upon the terms and conditions hereinafter set out;

          NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1. In this agreement, the term "Amalgamated Corporation" shall mean the corporation continuing from the amalgamation of Jutvision Canada, Inc. and Jutvision Corporation.


2. Jutvision Canada, Inc. and Jutvision Corporation hereby agree to amalgamate under the provisions of section 175 of the Business Corporations Act (Ontario) (the "Act") and to continue as one corporation upon the following terms and conditions.

3.        The name of the Amalgamated Corporation shall be JUTVISION CANADA,
INC.

4. The registered office of the Amalgamated Corporation shall be situate in the City of Toronto, in the Province of Ontario.

5. The address of the registered office of the Amalgamated Corporation shall be 5405 Eglinton Avenue West, Suite 107, Toronto, Ontario, M9C 5K6.

6. The Amalgamated Corporation shall be authorized to issue an unlimited number of common shares and an unlimited number of Series B Convertible Preferred Shares.

7. The rights, preferences, privileges and restrictions granted to or imposed upon the Series B Convertible Preferred Shares are as follows:

1. Designation and Amount. The Convertible Preferred Shares shall be designated as "Series B Convertible Preferred Shares" (the "Series B Preferred Shares"). The Corporation shall be authorized to issue an unlimited number of Series B Preferred Shares.

2.   Liquidation Rights.

     (a)Treatment at Liquidation, Dissolution or Winding Up.

          In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Shares shall not be entitled to receive any assets of the Corporation available for distribution to its Shareholders and all such assets shall be distributed rateably among the holders of the Common Shares.

3.Conversion.

     I.The holders of the Series B Preferred Shares shall have the conversion rights as follows:

          (a) Right to Convert: Conversion Price. Each share of Series B Preferred Shares shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred Shares, into one (1) Common Share of Jutvision Corporation (a "Delaware Common Share").

          (b)Mechanics of Conversion. Before any holder of Series B Preferred Shares shall be entitled to convert the same into Delaware Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Shares, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for Delaware Common Shares to be issued. No fractional Delaware Common Shares shall be issued upon conversion of Series B Preferred Shares. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Shares, or to such holder's nominee or nominees, a certificate or certificates for the number of Delaware Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Preferred Shares to be converted, and the person or persons entitled to receive the Delaware Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Delaware Common Shares on such date.

          (c)  Automatic Conversion

               (i) Each share of Series B Preferred Shares shall automatically be converted into Delaware Common Shares upon:

                    (A) The closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or prospectus under the Securities Act (Ontario), covering the offer and sale of Delaware Common Shares to the public with net proceeds to the Corporation of not less than US$15,000,000 (a "Qualified Initial Public Offering"); or

                    (B) The written election of the holder of not less than two-thirds in voting power of the then outstanding shares of Series B Preferred Shares to require such mandatory conversion; or

                    (C) The liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary.

          (ii) Upon the occurrence of an event specified in Section 3(c)(i) hereof, all Series B Preferred Shares shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Series B Preferred Shares, provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the Delaware Common Shares into which such Series B Preferred Shares were convertible unless the certificate or certificates representing such Series B Preferred Shares being converted are either delivered to the Corporation or the transfer agent of the Series B Preferred Shares, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an affidavit of loss and bond of indemnity agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

          (iii) Upon the automatic conversion of the Series B Preferred Shares, each holder of Series B Preferred Shares shall surrender the certificate or certificates representing such holder's Series B Preferred Shares at the office of the Corporation or of the transfer agent for the Series B Preferred Shares. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Delaware Common Shares into which the Series B Preferred Shares surrendered were convertible on the date on which such automatic conversion occurred. No fractional Delaware Common Shares shall be issued upon the automatic conversion of Series B Preferred Shares .

4. Voting Rights,

     (a) Except as otherwise required by law or these Articles of Incorporation, the holders of the Series B Preferred Shares and the holders of the Common Shares shall be entitled to notice of any shareholders' meeting and to vote together as a single class upon any matter submitted to the shareholders for a vote, on the following basis:

          (i) Holders of Common Shares shall have one (1) vote per Common Share held by them; and

          (ii) Holders of Series B Preferred Shares shall not be entitled to vote, except as set out in paragraph (b) below.

     (b) Notwithstanding the foregoing, the holders of Series B Preferred Shares shall vote as a separate class on any matters as to which a separate class vote is required by law.

     (c) Notwithstanding the foregoing, the holders of Series B Preferred Shares shall vote in the same manner as the holder of the Common Shares on any matters as to which a separate class vote is required by law.

5. Covenants. So long as ten percent (10%) of the original issued shares of Series B Preferred Shares remain outstanding, unless there is given the written consent of at least two-thirds of the Series B Preferred Shares outstanding voting as a separate class, the Corporation shall not undertake any further amendments of its articles if such amendments would alter or change the preferences, voting power, qualifications or special or relative rights or privileges of the Series B Preferred Shares so as to affect the holders thereof in a materially adverse manner. The holders of two-thirds of the aggregate number of shares of Series B Preferred Shares outstanding may, by affirmative vote or consent as aforesaid, agree to a change or alteration by the Corporation in the preferences, voting powers, qualifications and special or relative rights and privileges of the Series B Preferred Shares or may waive the application thereof in any particular instance.

6. No Reissuance of Series B Preferred Shares. No Series B Preferred Shares or shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

7. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series B Preferred Shares shall be vested in the Common Shares.

8.   Transfer of Stock; Pairing.

     (a) Subject to the restrictions on transfer of shares described in the Corporation's by-laws as amended from time to time, upon surrender to any transfer agent of the Corporation of a certificate of shares of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     (b) Until the limitations on transfer set forth in the Conversion and Pairing Agreement dated as of December 31, 1998 by and between the Corporation and Jutvision Corporation, a corporation incorporated under the laws of the State of Delaware (the "Parent Company"), as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement") shall be terminated.

          (i) the Series B Preferred Shares that are paired pursuant to the Pairing Agreement with the Series B Common Stock of the Parent Company, par value $0.0001, shall not be transferrable and shall not be transferred on the share transfer books of the Corporation, unless

                 A. A simultaneous transfer of the Series B Common Stock of the Parent Company is made by the same transferor to the same transferee for the same number of shares, or

                 B. Arrangements have been with the Parent Company for the acquisition by the transferee of a like number of shares of Series B Common Stock of the Parent Company and such shares are paired with the Series B Preferred Shares. Any purported transfer of Series B Preferred Shares in violation of this section 8 shall be void ab initio and the intended transferee shall acquire no rights in such shares of the Series B Preferred Shares.

          (ii) Each certificate evidencing ownership of Series B Preferred Shares of the Corporation that are paired pursuant to the Pairing Agreement and issued and not cancelled prior to the effectiveness of the Pairing Agreement shall be deemed to evidence a like number of Series B Common Stock of the Parent Company.

          (iii) A legend shall be placed on the face of each certificate evidencing ownership of Series B Preferred Shares that are paired pursuant to the Pairing Agreement referring to the restrictions on transfer set forth herein.

     (c) Notwithstanding the foregoing, the Corporation may issue or transfer its Series B Preferred Shares to the Parent Company without regard to the restrictions of section 8.

8. The right to transfer Shares of the Amalgamated Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Amalgamated Corporation without either:

     (a) the express sanction of the holders of at least Sixty-six and two-thirds (66-2/3%) percent of the common shares of the Amalgamated Corporation for the time being outstanding expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least sixty-six and two-thirds (66-2/3%) percent of the common shares of the Amalgamated Corporation for the time being outstanding, or

     (b) the express sanction of the directors of the Amalgamated Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

9. The board of directors of the Amalgamated Corporation, until otherwise determined in accordance with the Act, shall consist of a minimum of one (1) and a maximum of ten (10) directors and the number of directors of the Amalgamated Corporation shall be such number within those limits as shall be determined from time to time by special resolution pursuant to subsection 125(3) of the Act, except that the number of directors of the Amalgamated Corporation shall be one
(1) at the time the amalgamation becomes effective and until changed by special resolution pursuant to section 125(3) of the Act. The first directors, who shall hold office until the first annual meeting of shareholders of the Amalgamated Corporation or until their successors are elected, shall be:


          Name in Full                       Residence Address
          ------------                       -----------------

          LEONARD MCCURDY,                   4198 Mississauga Road
          a resident Canadian within the     Mississauga, Ontario
          meaning of the Act                 L5L 2S7

          KEVIN MCCURDY,                     4198 Mississauga Road
          a resident Canadian within the     Mississauga, Ontario
          meaning of the Act                 L5L 2S7

          HOWARD FIELD                   1 Chedington Place
          a resident Canadian with       Suite 9L
          the meaning of the Act         North York, Ontario
                                         M4N 3R4

10. The by-laws of Jutvision Canada, Inc. shall be the by-laws of the Amalgamated Corporation until repealed, amended, altered or added to, a copy of which by-laws may be examined at the offices of Messrs. Beard, Winter, 150 King Street West, Suite 900, Toronto, Ontario M5H 2K4.

11. The number of shareholders of the Amalgamated Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Amalgamated Corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Amalgamated Corporation, shall be limited to not more than fifty (50); two (2) or more persons who are joint registered owners of one (1) or more shares being counted as one (1) shareholder.

12. Any invitation to the public to subscribe for any shares or securities (within the meaning of the Securities Act (Ontario)) of the Amalgamated Corporation is prohibited.

13. At the time the amalgamation of Jutvision Canada, Inc. and Jutvision Corporation becomes effective, their shares become issued and fully paid shares of the Amalgamated Corporation, as follows:

     (a) The Two Million, Six Hundred and Fifty Thousand, Five Hundred and Forty-Eight (2,650,548) Common Shares of Jutvision Corporation held by Jutvision Canada, Inc. shall be cancelled without any repayment of capital in respect thereof.

     (b) The Two Hundred and Thirty-One Thousand, Two Hundred and Fifty (231,250) Series A Convertible Preferred Shares of Jutvision Corporation, held by Jutvision Canada, Inc. shall be cancelled without any repayment o[ capital in respect thereof.

     (c) The Two Hundred and Thirty-One Thousand, Three Hundred and Fifty (231,350) issued and outstanding Common Shares of Jutvision Canada, Inc. shall become Two Hundred and Thirty-One Thousand, Three Hundred and Fifty(231,350) Common Shares of the Amalgamated Corporation.

     (d) The Two Million, Six Hundred and Fifty Thousand, Five Hundred and Forty-Eight (2,650,548) Series B Convertible Preferred Shares of Jutvision Canada, Inc. shall become Two Million, Six Hundred and Fifty Thousand, Five Hundred and Forty-Eight (2,650,548) Series B Convertible Preferred Shares of the Amalgamated Corporation.

     (e) All of the authorized but unissued shares in the capital stock of Jutvision Canada, Inc. and Jutvision Corporation are hereby cancelled.

With the result that immediately after the amalgamation becomes effective, there shall be outstanding as fully paid and non-assessable Two Hundred and Thirty-One Thousand, Three Hundred and Fifty (231,350) Common Shares and Two Minion, Six Hundred and Fifty Thousand, Five Hundred and Forty-Eight (2,650,548) Series B Convertible Preferred Shares in the capital of the Amalgamated' Corporation.

14. The stated capital accounts of the Amalgamated Corporation immediately after the amalgamation becomes effective shall be equal to the following amounts immediately before the amalgamation becomes effective. In the case of the account maintained for the common shares of the Amalgamated Corporation, it shall be equal to the stated capital account of Two Hundred and Thirty-One Thousand, Three Hundred and Fifty (231,350) common shares of Jutvision Canada, Inc. In the case of the account maintained for the Series B Convertible Preferred Shares of the Amalgamated Corporation, it shall be equal to the stated capital account of Two Million, Six Hundred and Fifty Thousand, Five Hundred and Forty-Eight (2,650,548) Series B Convertible Preferred Shares of Jutvision Canada, Inc.

15. The Amalgamated Corporation shall possess all the property, rights, privileges, franchises and other assets and shall be subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts and disabilities and debts of each of the parties hereto.

16. All rights of creditors against the property, rights and assets of the parties hereto and all liens upon their property, rights and assets shall be unimpaired by such amalgamation and



                                 JUTVISION CORPORATION
                                 Per:

                                          "Leonard McCurdy"
                                      --------------------------
                                      Leonard McCurdy, Chairman